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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-69480, 333-56116, and 333-115784) of W-H Energy Services, Inc. of our report dated March 11, 2005 relating to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" in this Form 10-K.


PricewaterhouseCoopers LLP

Houston, TX
March 11, 2005